SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

XM SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-39178	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

          On October 13, 2010, Sirius XM Radio Inc., our parent, issued a press release which contained certain information regarding our results for the quarter ended September 30, 2010. The press release did not include financial statements, related notes and certain other financial information that will be filed with the Securities and Exchange Commission as part of our Quarterly Report on Form 10-Q for the three months ended September 30, 2010. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure

          The information contained in Item 2.02 is incorporated in this Item 7.01 by reference.

          Legal Proceedings. In October 2010, a Multistate Working Group, led by the Attorney General of the State of Ohio and joined by the Offices of the Attorneys General of Arizona, Connecticut, Tennessee, Vermont and the District of Columbia, commenced a multi-jurisdictional investigation into certain of our consumer practices. The investigation focuses on our practices relating to the cancellation of subscriptions; automatic renewal of subscriptions; charging, billing, collecting, and refunding or crediting of payments from consumers; and soliciting customers.

          A separate investigation into our consumer-related practices is being conducted by the Attorney General of the State of Florida. In addition, in September 2010, the Attorney General of the State of Missouri commenced an action against us regarding our telemarketing practices to residents of the State of Missouri.

          We are cooperating with these investigations and believe our consumer-related practices comply with all applicable federal and state laws and regulations.

          This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

          On October 13, 2010, Sirius XM Radio Inc. issued a press release announcing that we commenced a tender offer to purchase for cash any and all of our 11.25% Senior Secured Notes due 2013 (the “Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated October 13, 2010, and in the related Letter of Transmittal and Consent. Concurrently with the tender offer, and on the terms and subject to the conditions set forth in such Offer to Purchase and Consent Solicitation Statement, we are soliciting consents of holders of the Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes and the release the security for, and guarantees of, the Notes under the Indenture and the related documents.

          A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

          On October 13, 2010, we also announced that we intend to sell up to $550 million aggregate principal amount of new senior notes due 2018 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The new notes will be unsecured and guaranteed on a senior unsecured basis by certain of our existing and future subsidiaries. We intend to use the proceeds of the offering of the notes and cash on hand to repurchase our 11.25% Senior Secured Notes due 2013, assuming the tender offer and consent solicitation are completed, and to pay fees and expenses associated with the transactions. If such tender offer and consent solicitation are not completed, we intend to use the proceeds for general corporate purposes, which may include the repayment of indebtedness.

          The new senior notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

          A copy of such press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Not Applicable.

          (d) Exhibits.

          The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly

Patrick L. Donnelly
Secretary

Dated: October 13, 2010

EXHIBITS

Exhibit	Description of Exhibit

99.1	Press Release dated October 13, 2010 announcing subscribers and other subscriber related metrics for the period ended September 30, 2010.

99.2	Press Release dated October 13, 2010 announcing tender offer for XM Satellite Radio Inc.’s 11.25% Senior Secured Notes due 2013.

99.3	Press Release dated October 13, 2010 announcing proposed offering by XM Satellite Radio Inc. of $550 million of senior notes due 2018.